UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 6, 2026

Date of Report (Date of earliest event reported)

Quetta Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41832	93-1358026
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1185 6th Avenue, Suite 304 New York, NY 10036	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1(212) 612-1400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units	QETAU	The Nasdaq Stock Market LLC
Common Stock	QETA	The Nasdaq Stock Market LLC
Rights	QETAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

IMPORTANT NOTICES

Important Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended. Statements that are not historical facts, including statements about Quetta Acquisition Corporation’s (the “Company”) ability to regain compliance with Nasdaq’s continued listing standards, the Company’s intentions to monitor its market value of listed securities, potential actions to regain compliance, and the possible outcomes with respect to Nasdaq’s continued listing determination, are forward-looking statements. Words such as “expect,” “believe,” “estimate,” “intend,” “plan,” and similar expressions indicate forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to various risks and uncertainties, known and unknown, that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to: (i) the Company’s ability to regain compliance with Nasdaq’s continued listing requirements within the applicable compliance period; (ii) the potential delisting of the Company’s securities from Nasdaq; (iii) the Company’s ability to obtain approval for or complete a transfer of its securities to The Nasdaq Capital Market; (iv) the Company’s ability to execute its business strategy; and (v) other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those indicated by the forward-looking statements. The Company cautions you not to place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to update or revise any such statements, except as required by law.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Quetta Acquisition Corporation (the “Company”), as previously disclosed in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 10, 2025, received a notice from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company no longer satisfied the minimum Market Value of Listed Securities (“MVLS”) requirement of $50,000,000 for continued listing on the Nasdaq Global Market, as set forth in Nasdaq Listing Rule 5450(b)(2)(A). The Company was provided a 180-calendar-day compliance period, expiring on March 2, 2026, to regain compliance.

On February 23, 2026, the Company applied to transfer the listing of its securities to the Nasdaq Capital Market. However, the Company did not meet the minimum requirement of 300 public holders under Nasdaq Listing Rule 5550(a)(3) and, therefore, did not qualify for such transfer.

On April 6, 2026, the Company received written notice from Nasdaq stating that the Staff had determined to delist the Company’s securities due to its failure to regain compliance with the MVLS requirement. In addition, the Company does not satisfy the continued listing requirement of at least 400 total holders under Nasdaq Listing Rule 5450(a)(2), which constitutes a separate and independent basis for delisting.

The Company intends to timely request a hearing before a Nasdaq Hearings Panel (the “Panel”) by April 13, 2026. The hearing request will stay the suspension of the Company’s securities pending the Panel’s decision.

While the Company intends to take all reasonable actions to regain compliance with Nasdaq’s continued listing requirements, there can be no assurance that it will be successful in doing so or that the Panel will grant the Company’s request for continued listing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2026

QUETTA ACQUISITION CORPORATION

By:	/s/ Zihan Chen
Name:	Zihan Chen
Title:	Chief Executive Officer and Director